Exhibit 10.1

PURCHASE AGREEMENT

BETWEEN

BEHRINGER HARVARD MOCKINGBIRD COMMONS, LLC,
a Delaware limited liability company

AS SELLER

AND

JEL INVESTMENTS, LTD.,
a Canadian corporation

AS PURCHASER

Covering certain condominium units of
M CENTRAL RESIDENCES, A CONDOMINIUM

In

Dallas County, Texas

PURCHASE AGREEMENT

THIS AGREEMENT is entered into as of the Effective Date (as hereinafter defined) between BEHRINGER HARVARD MOCKINGBIRD COMMONS, LLC, a Delaware limited liability company (“Seller”), and JEL INVESTMENTS, LTD., a Canadian corporation (“Purchaser”).

ARTICLE I

PURCHASE AND SALE

1.1           Agreement of Purchase and Sale. In consideration of their covenants set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, for the Purchase Price (as hereinafter defined) and on the terms and conditions set forth herein, the following property (collectively, the “Property”): (a) the fifty two (52) condominium units of M Central Residences, a Condominium, listed on Exhibit A-1 attached hereto and made a part hereof (the “Units”); together with such undivided interests in and to the Common Elements (as identified in the Declaration, as hereinafter defined) as are appurtenant to the Units, in the percentage designated for each Unit on Exhibit “C” attached to the Declaration; and (b) the exclusive right to use the parking spaces identified on Exhibit A-2 attached hereto and the storage spaces identified on Exhibit A-3 attached hereto and made a part hereof as limited common elements appurtenant to the Units.

1.2           Condominium Documents. The parties acknowledge that the Property is subject to a condominium regime created pursuant to the Uniform Condominium Act, Texas Property Code, Chapter 82, Section 82.001 et seq., as amended from time to time (the “Act”). For purposes hereof, the term “Condominium Documents” shall refer to all the following: (a) the Master Condominium Declaration for M Central Master Condominiums that is recorded in Volume 2005182, Page 00111 of the Real Property Records of Dallas County, Texas and all present and future amendments thereto (the “Master Declaration”); (b) the articles, bylaws and rules and regulations of the M Central Master Condominium Association, Inc., a Texas non-profit corporation, as described in the Master Declaration (the “Master Association); (c) the Condominium Declaration for the M Central Residences, a Condominium, that is recorded in Volume 2005182, Page 00204 of the Real Property Records of Dallas County, Texas, and all present and future amendments thereto (the “Declaration”); (d) the articles, bylaws and rules and regulations of the M Central Residences Condominium Association, Inc., a Texas non-profit corporation, as described in the Declaration (the “Residential Association”); and (e) all attachments, exhibits, schedules and amendments to the foregoing.

1.3           Hotel and Undeveloped Land. The parties acknowledge that (a) there is a hotel currently being operated by Kimpton Hotel & Restaurant Group, LLC or an affiliate (“Kimpton”) in the Hotel Unit (as defined in the Master Declaration), and (b) there is undeveloped land comprising the Future Development Area Unit that Seller or its assigns may develop in the future. Purchaser has been advised that none of the Property has been owned, developed, marketed or sold by Kimpton. Seller is authorized to use the Hotel Palomar trademark and related trademarks pursuant to a license agreement from Kimpton to Seller.

1.4           Loan Documents. The parties further acknowledge that the Property is currently encumbered by liens and security interests securing a loan (the “Loan”) described in that certain Construction Loan Agreement dated as of September 30, 2005 (the “Loan Agreement”), between Credit Union Liquidity Services, LLC, a Texas limited liability company, formerly known as Texans Commercial Capital, LLC (“Lender”), and evidenced by that certain promissory note dated as of September 30, 2005 (the “Note”) in the original principal amount of $34,047,458.00, executed by Seller and payable to the order of Lender. The indebtedness evidenced by the Note is secured by, among other things (a) that certain Amended and Restated Deed of Trust, Security Agreement, Financing Statement, and Assignment of Rental, dated September 30, 2005 (the “Deed of Trust”), executed by Borrower to Joel B. Fox and/or John C. O’Shea, as trustee for the benefit of Lender, covering the property described therein and recorded October 4, 2005 as Instrument No. 200503532798, Official Records of Dallas County, Texas, and (b) that certain Absolute Assignment of Leases and Rents from Borrower to Lender, dated September 30, 2005 (the “Assignment”), covering the property described therein and recorded as Instrument No. 200503532799, Official Records of Dallas County, Texas. For purposes hereof, the Loan Agreement, the Note, the Deed of Trust, and the Assignment, as same may have been amended, and all other documents evidencing or securing the Loan, as same may have been amended, are referred to as the “Loan Documents”

1.5          Permitted Exceptions. The Property shall be conveyed subject to the Condominium Documents, the Loan Documents, and subject to the matters that are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).

1.6          Purchase Price. The purchase price for the Property shall be Twenty Five Million Four Hundred Thousand and No/100 Dollars ($25,400,000.00) (“Purchase Price”).

1.7          Payment of Purchase Price. Seller and Purchaser agree that the Purchase Price shall be paid as follows:

(a)           A portion of the Purchase Price equal to Five Million Eighty Thousand Dollars ($5,080,000) (the “Cash Payment”) shall be paid by Purchaser in immediately available funds at Closing, it being agreed that the Cash Payment shall be delivered to Lender and applied towards payment of the Loan;

(b)           The balance of the Purchase Price shall be paid pursuant to a financing arrangement (“Purchase-Money Financing”) agreed upon by Seller and Purchaser and approved by Lender during the Inspection Period (as hereinafter defined), it being agreed that the liens and security interests created by and set forth in the Loan Documents shall continue to encumber the Property after Closing. The Purchase Money Financing documents shall include the following business terms: (i) the maturity date of the Purchase Money Financing will be eighteen (18) months after the Closing (as hereinafter defined); (ii) the principal amount of the Purchase Money Financing shall accrue interest at the rate of seven percent (7%) per annum, with Purchaser to pay installments of interest only until maturity. In addition, the Purchase Money Financing documents will include a subordinate deed of trust on the Property and other loan documents containing customary provisions, including specifically, without limitation, provisions to the effect that any leases of the Property are subject to the approval of Seller and that the Property will be operated in a first class manner. Without limiting the manner in which the Purchase Money Financing arrangement may be structured, Seller and Purchaser agree that the following financing options will be considered: (A) structuring the Purchase Money Financing as “wrap” financing that includes the principal amount of the Loan and is secured by a subordinate lien in favor of Seller, or (B) structuring the Purchaser Money Financing as an assumption of the Loan by Purchaser with a subordinate lien in favor of Seller. The Purchase Money Financing will be subject to obtaining any required approvals from Lender and from Bank of America, N.A. (“Hotel Lender”), which holds a lien on, among other property, the Hotel Unit, as well as execution of satisfactory intercreditor agreements.

1.8          Earnest Money. Within five (5) days after the Effective Date, Purchaser shall deposit with Federal Title, Inc. (the “Title Company”), having its office at 1700 Alma Drive, Suite 405, Plano, Texas 75075, Attention: Kevin Kerr, the sum of One Hundred Thousand Dollars ($100,000) (the “First Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. If Purchaser does not exercise the right to terminate this Agreement in accordance with Section 2.4 or

Section 3.3 hereof, Purchaser shall, on or before the last date of the Inspection Period (as such term is defined in Section 3.1 hereof), deposit with the Title Company the additional sum of One Hundred Thousand Dollars ($100,000) (the “Second Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer as an additional deposit under this Agreement. The Title Company shall hold the First Deposit and the Second Deposit in an interest-bearing account in accordance with the terms and conditions of this Agreement. The First Deposit and the Second Deposit, together with all interest earned on such sums, are herein referred to collectively as the “Earnest Money.” All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. If Purchaser fails to deliver the Second Deposit to the Title Company within the time period specified above, this Agreement shall terminate automatically on the last day of the Inspection Period, Title Company shall deliver the Earnest Money to Seller promptly thereafter and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement. After the expiration of the Inspection Period, the Earnest Money shall become non-refundable to Purchaser unless otherwise expressly set forth in this Agreement.

1.9           Independent Contract Consideration. Upon the Effective Date, Purchaser shall deliver to Seller a check in the amount of Fifty Dollars ($50) (the “Independent Contract Consideration”), which amount Seller and Purchaser hereby acknowledge and agree has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, and is nonrefundable in all events.

ARTICLE II

TITLE REVIEW

2.1           Title Commitment. As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall cause the Title Company to deliver to Purchaser, at Seller’s expense, (a) a title commitment (“Commitment”) for an owner’s policy of title insurance, on the standard form promulgated by the Texas State Board of Insurance, issued by the Title Company in the amount of the Purchase Price, and (b) copies of all instruments referenced in Schedule B and Schedule C of the Commitment (the “Title Exceptions”).

2.2           Review of Commitment. Purchaser shall have ten (10) days (the “Title Review Period”) after the receipt of the Commitment and the Title Exceptions to notify Seller in writing of such objections as Purchaser may have to anything contained in the Commitment; provided, however, that Purchaser shall not have the right to object to any Permitted Exceptions described in Section 2.4 below. If Purchaser fails to object in writing to any item contained in the Commitment during the Title Review Period, Purchaser shall be deemed to have waived its right to object to such item, and such item shall thereafter be deemed a Permitted Exception. In the event that Purchaser objects to any item contained in the Commitment within the Title Review Period (such items being herein referred to as “Title Defects”), Seller shall notify Purchaser in writing within five (5) days following the date of Purchaser’s notice of such Title Defects (the “Cure Period”) that either (a) the Title Defects have been, or will be at or prior to Closing, removed from the Commitment, or (b) Seller has failed to arrange to have the Title Defects removed.

2.3           Failure to Cure Title Defects. If upon the expiration of the Cure Period Seller has not notified Purchaser that Seller has arranged to have the Title Defects removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the Cure Period) either: (a) to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser’s sole remedy hereunder; or (b) to take title as it then is. If Purchaser does not, within five (5) days after the expiration of the Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (a) of the preceding sentence, then: (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) all Title Defects not removed from the Commitment will thenceforth be deemed Permitted Exceptions; and (z) this Agreement shall remain in full force and effect. Anything to the contrary in this Agreement notwithstanding, Seller shall have no affirmative obligation hereunder to expend any funds or incur any liabilities in order to cause any matters shown in the Commitment to be removed, cured or insured over, except that Seller shall pay or discharge any lien or encumbrance arising after the date hereof and voluntarily created or assumed by Seller and not created by or resulting from the acts of Purchaser or other parties not related to Seller. If the Commitment (or any subsequent revision thereof) discloses exceptions other than the Permitted Exceptions, and other than those which Seller has agreed to insure against, pay or discharge, then unless Purchaser agrees to accept title as it then is without reduction of the Purchase Price, Seller may, at its option, terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser as Purchaser’s sole remedy under this Agreement.

2.4           Other Permitted Exceptions. In addition to the matters shown in the Commitment which become Permitted Exceptions pursuant to the Section 2.2 or 2.3 above, the following shall also be deemed to be Permitted Exceptions: (a) the Condominium Documents; (b) the liens and security interests created by the Deed of Trust, the Assignment and any other Loan Documents; (c) the liens and security interests created by the documents evidencing and securing the Purchase Money Financing; (d) taxes and assessments for the year in which Closing occurs; (d) liens and encumbrances arising after the date hereof to which Purchaser consents in writing; and (e) any liens or encumbrances of a definite or ascertainable amount, provided that Seller causes such liens or encumbrances to be insured around such that same do not appear as an exception in the owner’s title insurance policy issued to Purchaser pursuant to the Commitment.

2.5           Owner Title Policy. Subject to the provisions of Section 2.3, promptly after the Closing Date Seller shall cause the Title Company to issue an owner’s title insurance policy at Seller’s cost insuring fee simple title in Purchaser as of the Closing Date, in accordance with the Commitment, subject only to the Permitted Exceptions; provided, however, that Seller shall have no obligation to pay anything other than the basic premium for such title insurance policy. If Purchaser desires to obtain a modification of the “survey exception” or other modification or endorsement, same shall be at the sole expense of Purchaser.

2.6           Expiration of Inspection Period. It is the intent of the parties that the right granted to Purchaser in Section 2.3(a) to terminate this Agreement shall expire upon the expiration of the Inspection Period, notwithstanding that the Title Review Period, the Cure Period or any election period may extend beyond the expiration of the Inspection Period. Accordingly, notwithstanding anything contained herein to the contrary, if Purchaser has not terminated this Agreement pursuant to Section 2.3(a) prior to the expiration of the Inspection Period, then Purchaser shall no longer have any right to terminate this Agreement under Section 2.3(a), and in such event Purchaser shall be bound to accept title to the Property under the conditions specified in Sections 2.3(x), 2.3(y) and 2.3(z) above.

2.7           New Title Defects. In the event that, after the expiration of the Inspection Period and prior to Closing, a revision of the Commitment reveals an adverse matter objectionable to Purchaser that was not disclosed to Purchaser prior to the expiration of the Inspection Period and is not a Permitted Exception (a “New Title Defect”), Purchaser shall have five (5) days after such matter is disclosed to Purchaser to send written notice to Seller of such New Title Defect (it being agreed that if Purchaser fails to object to the New Title Defect within such five (5) day period, then such New Title Defect shall thereafter be deemed a Permitted Exception). Seller shall notify Purchaser in writing within five (5) days following the date of Purchaser’s notice of such New Title Defect (the “New Title Defect Cure Period”) that either (a) the New Title Defect has been, or will be at or prior to Closing, removed from the Commitment, or (b) Seller has failed to arrange to have the New Title Defect removed. If, upon the expiration of the New Title Defect Cure Period, Seller has not notified Purchaser that Seller has arranged to have the New Title Defect removed, then Purchaser may elect (which election must be made in writing within five (5) days following expiration of the New Title Defect Cure Period) either: (i) to terminate this Agreement as Purchaser’s sole remedy hereunder (in which event the Earnest Money shall be returned to Purchaser); or (ii) to take title as it then is. If Purchaser does not, within five (5) days after the expiration of the New Title Defect Cure Period, send written notice to Seller of its election to terminate this Agreement pursuant to clause (i) of the preceding sentence, then (x) Purchaser shall be deemed to have elected to take title as it then is without any reduction in the Purchase Price; (y) the New Title Defect will thenceforth be deemed a Permitted Exception; and (z) this Agreement shall remain in full force and effect.

2.8           Amendment to Declaration. Notwithstanding anything contained herein to the contrary, Seller and Purchaser agree that prior to or at Closing Seller shall use reasonable efforts to cause to be executed and recorded in the Real Property Records of Dallas County, Texas, a Third Amendment to Residential Condominium Declaration for M Central Residences, a Condominium (the “Third Amendment to Declaration”) in substantially the form of Exhibit F attached hereto. It is acknowledged by the parties that the Third Amendment to Declaration requires certain approvals (including specifically, without limitation, approval by the Lender) and that there is no assurance that such approvals will be obtained.

ARTICLE III

INSPECTION PERIOD

3.1           Property Documents. As soon after the Effective Date as reasonably practicable through the use of good faith efforts by Seller, Seller shall deliver or make available to Purchaser at the Property or at Seller’s office, to the extent in Seller’s possession, the documents described on Exhibit B attached hereto and made a part hereof for all purposes (the “Property Documents”). Purchaser shall, if requested by Seller, execute instruments acknowledging receipt of the Property Documents or any other document delivered or made available to Purchaser in connection with the transaction contemplated hereby. During the Inspection Period (as hereinafter defined), Purchaser may inspect the Property Documents during normal business hours and may photocopy same at Purchaser’s expense. Notwithstanding the foregoing provisions, Seller shall not be obligated to deliver to Purchaser any report described in Exhibit B if the terms of such report restrict Seller from doing so. With respect to any environmental report or other report described in Exhibit B which Seller delivers to Purchaser, Purchaser understands and agrees that (a) such report shall be delivered to Purchaser for general information purposes only, (b) Purchaser shall not have any right to rely on any report received from Seller and will not rely thereon, but rather will rely on inspections and reports performed by or on behalf of Purchaser, and (c) Seller shall have absolutely no liability for any inaccuracy in or omission from any report which it delivers to Purchaser.

3.2           Right of Inspection. During the period beginning on the Effective Date and ending at 5 p.m., Dallas, Texas time, on the thirtieth (30th) day thereafter (the “Inspection Period”), Purchaser and its representatives (including Purchaser’s architects, engineers and consultants) shall have the right to examine the Property Documents and to make a physical inspection of the Property (including the right to conduct such soil, engineering, environmental, hazardous or toxic material, noise pollution, seismic or other physical test, study or investigation as Purchaser may desire, provided, however, that Purchaser must obtain Seller’s consent to any physically invasive testing). In this regard, Purchaser and its authorized agents and representatives shall be entitled to enter upon the Property at all reasonable times during the Inspection Period, upon reasonable prior oral or written notice to Seller and while accompanied by a representative of Seller, subject to the rights of tenants of the Property. All activities by Purchaser or its representatives during the Inspection Period shall be coordinated through Seller’s designated representative, Sam Gillespie. Seller shall have the right to have a representative present during any meetings with tenants of the Property or with representatives of the hotel that is located in the Hotel Unit. All inspections shall occur at reasonable times agreed upon by Seller and Purchaser and shall be conducted so as not to unreasonably interfere with use of the Property or any business conducted within the Hotel Unit or elsewhere within the condominium regime of which the Property is a part. In no event shall Purchaser or its representatives perform any off-site testing. Purchaser will use its best efforts to minimize any disruption or interference caused by any such testing and will repair all damage caused by such testing. Before and during Purchaser’s inspections, Purchaser and each Purchaser representative conducting any Purchaser inspection shall maintain workers’ compensation insurance in accordance with applicable law, and Purchaser, or the applicable Purchaser representative conducting any Purchaser inspection, shall maintain (a) commercial general liability insurance with limits of at least Three Million Dollars ($3,000,000) for bodily or personal injury or death, (b) property damage insurance in the amount of at least One Million Dollars ($1,000,000), and (c) contractual liability insurance. Purchaser shall deliver to Seller evidence of such workers’ compensation insurance and a certificate evidencing the commercial general liability, property damage and contractual liability insurance before conducting any Purchaser inspection on the Property. Each such insurance policy shall be written by a reputable insurance company having a rating of at least “A+:VII” by Best’s Rating Guide (or a comparable rating by a successor rating service), and shall otherwise be subject to Seller’s prior approval. Such insurance policies shall name as additional insureds Seller, Seller’s lender and such other parties holding insurable interests as Seller may designate. Purchaser shall indemnify, defend and hold Seller and the Property harmless of and from any and all losses, liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs of court), damages, liens, claims (including, without limitation, mechanics’ or materialmen’s liens or claims of liens), actions and causes of actions arising from or relating to Purchaser’s (or Purchaser’s agents, employees or representatives) entering upon the Property to test, study, investigate or inspect the same or any part thereof, whether pursuant to this Section 3.2 or otherwise, except to the extent arising solely from the negligence of Seller. The foregoing indemnity of Purchaser shall expressly survive the Closing or the earlier termination of this Agreement.

3.3           Right of Termination Seller agrees that in the event Purchaser determines, in its sole discretion, that the Property is not suitable for its purposes, then Purchaser shall have the right (“Purchaser’s Termination Right”) to terminate this Agreement. Purchaser’s Termination Right shall be exercisable only by sending written notice of termination (the “Notice of Termination”) to Seller prior to the expiration of the Inspection Period. In the event that Purchaser timely exercises Purchaser’s Termination Right, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to send Seller a Notice of Termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved the Property Documents and the Property in all respects and Purchaser’s Termination Right shall automatically and irrevocably expire.

3.4           Payment of Certain Expenses Upon Termination. Notwithstanding anything contained in this Agreement to the contrary, in the event that Purchaser exercises Purchaser’s Termination Right, Purchaser shall be responsible for payment of any escrow costs charged by the Title Company in connection with this Agreement.

ARTICLE IV

CLOSING

4.1                               Time and Place. The consummation of the purchase and sale of the Property (“Closing”) shall take place at the office of the Title Company on a date (the “Closing Date”) mutually agreed upon by the parties, but not later than the fifteenth (15th) day after the expiration of the Inspection Period. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 below, the performance of which obligations shall be concurrent conditions.

4.2                               Seller’s Obligations at Closing. At Closing, Seller shall:

(a)                                  deliver to Purchaser a Special Warranty Deed (the “Deed”) in the form of Exhibit C attached hereto and made a part hereof for all purposes, executed and acknowledged by Seller and in recordable form, it being agreed that the conveyance effected by the Deed shall be subject to the Permitted Exceptions;

(b)                                 deliver to Purchaser an affidavit sworn by an officer of Seller in the form of Exhibit D attached hereto and made a part hereof for all purposes (the “FIRPTA Affidavit”), or in such other form as may be prescribed by federal regulations;

(c)                                  to the extent that any leases of the Property exist as of the Closing, deliver to Purchaser a letter notifying tenants of the Property of the sale of the Property and the transfer of such tenants’ security deposits to Purchaser (as set forth in Section 4.4(c) below);

(d)                                 to the extent agreed upon during the Inspection Period, execute and deliver any documents required to be executed by Seller in connection with the Purchase Money Financing;

(e)                                  deliver to the Title Company such documents as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller; and

(f)                                    deliver to Purchaser possession of the Property, subject to the Permitted Exceptions.

4.3                               Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)                                  pay to Seller the Cash Payment in immediately available funds, it being agreed that the Earnest Money shall be delivered to Seller at Closing and applied towards payment of the Cash Payment.

(b)                                 join with Seller in execution of any tenant notice letters described in Section 4.2(c);

(c)                                  to the extent agreed upon during the Inspection Period, execute and deliver any documents required to be executed by Purchaser in connection with the Purchase Money Financing;

(d)                                 deliver to Seller an Agreement Regarding Disclaimers in the form of Exhibit E attached hereto and made a part hereof for all purposes executed by Purchaser and counsel for Purchaser; and

(e)                                  deliver to the Title Company such documents as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser.

4.4                               Prorations. The following adjustments to the Purchase Price paid hereunder shall be made between Seller and Purchaser and shall be prorated (as applicable) on a per diem basis as if Purchaser owned the Property for the entire day on the Closing Date:

(a)                                  All real estate taxes and installments of special assessments due and payable with respect to the calendar year of Closing shall be prorated between Seller and Purchaser at Closing. All other installments of special assessments not yet due and payable shall be paid by Purchaser. If at the time of Closing the tax rate or the assessed valuation for the current year has not yet been fixed, taxes shall be prorated based upon the tax rate and the assessed valuation established for the previous tax year; provided, however, that Seller and Purchaser agree that to the extent the actual taxes for the current year differ from the amount so apportioned at Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive Closing.

(b)                                 At the Closing, Purchaser shall pay to the Residential Association the monthly assessment allocated to the Units established pursuant to the Declaration, including the proportionate share of the expenses for which the Residential Association is responsible, as set forth in the Declaration (prorated from and including the Closing Date).

(c)                                  Any rents and other income from the Property shall be prorated between Seller and Purchaser at Closing based upon such amounts actually collected by Seller as of the Closing Date. Rent which is unpaid or delinquent as of the Closing Date shall not be prorated, but such unpaid or delinquent rent collected after the Closing Date shall be delivered as follows: (i) if Seller collects any unpaid or delinquent rent after the Closing Date, Seller shall deliver to Purchaser any such rent relating to the Closing Date and any period thereafter within fifteen (15) days after the receipt thereof, and (ii) if Purchaser collects any unpaid or delinquent rent after the Closing Date, Purchaser shall deliver to Seller any such rent relating to the period prior to the Closing Date within fifteen (15) days after the receipt thereof. Seller and Purchaser agree that (A) all rent received by Seller after the Closing Date shall be applied first to delinquent rentals, if any, in the order of their maturity, and then to current rentals, and (B) all rent received by Purchaser after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser will make a good faith effort after Closing to collect all rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any expense to collect delinquent rents. Notwithstanding the foregoing provisions, Seller shall not be required to prorate any amounts collected by Seller after Closing from former tenants of the Property, it being understood and agreed that Seller may retain all amounts that Seller recovers from such former tenants. Any security deposits shall, at Seller’s option, either be transferred or credited to Purchaser at Closing.

(d)                                 Charges under service agreements, utility charges for which Seller is liable, and other operating expenses of the Property shall be prorated between Seller and Purchaser at Closing.

(e)                                  Interest in respect of the Loan shall be prorated between Seller and Purchaser at Closing.

(f)                                    Refundable cash or other refundable deposits posted with utility companies or other entities in connection with the Property shall, at Seller’s option, either be assigned to Purchaser and credited to Seller at Closing, or Seller shall be entitled to receive and retain such refundable cash and deposits.

(g)                                 To the extent Purchaser receives a benefit for any sums escrowed by Lender, Seller shall receive a credit at Closing in the amount of all such escrowed sums.

(h)                                 All prorations described in this Section 4.4 shall be effected by increasing or decreasing, as appropriate, the amount of cash to be paid by Purchaser to Seller at Closing. Except for the proration of taxes described in Section 4.4(a) above, all prorations provided for herein shall be final. The proration of taxes described in Section 4.4(a) above shall be deemed final if no adjustment thereto is requested within one (1) year after Closing.

4.5                               Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the owner’s policy of title insurance to be issued to Purchaser by the Title Company (specifically excluding the additional premium chargeable for modification of the survey exception or any endorsements, which expense shall be borne by Purchaser); (c) the fees for recording the Deed; and (d) one-half (1/2) of any escrow fee which may be charged by the Title Company. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the additional premium chargeable for modification of the survey exception or any endorsements to the owner’s policy of title insurance, if such modification is desired by Purchaser; (x) any transfer or assumption fee and all fees, expenses and charges payable to Lender or Hotel Lender in connection with the transfer of the Property, (y) any transfer tax, documentary stamp tax, sales tax or similar tax which becomes payable by reason of the transfer of the Property or any component thereof; and (z) one-half (1/2) of any escrow fees charged by the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.

4.6                               Residential Association. After Closing, Seller and Purchaser shall use reasonable efforts to cooperate with each other (a) in causing the members of the board of directors and the officers of the Residential Association (as defined in the Declaration) over which Seller has control to be replaced, and (b) in causing the representative of the Residential Unit (as defined in the Master Declaration) on the board of directors of the Master Association (as defined in the Master Declaration) over which Seller has control to be replaced, in each case consistent with Purchaser’s ownership of the Units and its new standing in the Residential Association.  The books and records maintained by or on behalf of the Residential Association shall continue to be in the possession of the Residential Association. Seller shall use reasonable efforts to cause any other documents, keys and other items used in the operation of the Property to be provided to Purchaser. Seller makes no representations regarding the existence or adequacy of such documents or items for use in management or operation of the Property. The foregoing shall not include the separate books, records, correspondence and other documentation of Seller located at its offices, nor shall it include any computer software or computer programs used by the manager of the Property or Seller in connection with the Property, it being understood and agreed that the foregoing items are not part of the “Property” to be conveyed to Purchaser hereunder. After the Closing, Seller shall have the right to inspect the books and records of the Property to verify that Purchaser is remitting to Seller all amounts to be remitted to Seller according to the terms of this Agreement, and for any other purpose related to Seller’s prior ownership of the Property, and this provision shall survive Closing.

4.7                               Preservation of Right to Contest. Seller reserves the right to contest after Closing taxes and assessments with respect to the Property and interest or penalties pertaining thereto, to the extent same are applicable to periods prior to Closing, and Seller shall be entitled to any refunds made with respect to such contested taxes. All taxes imposed because of a change of use or ownership of the Property after or in connection with the Closing shall be for the account of Purchaser, and Purchaser shall indemnify and hold Seller harmless of, from and against any and all costs, damages, expenses, claims, or liability arising from the imposition of any such taxes. The provisions of this section shall survive the Closing.

ARTICLE V

REPRESENTATIONS, WARRANTIES, AND COVENANTS

5.1                               Representations and Warranties of Seller. As of the Effective Date, Seller represents and warrants to Purchaser as follows:

(a)                                  Seller is duly formed and validly existing under the laws of the State of Texas and is organized and qualified under the laws of the State of Texas to conduct business therein.

(b)                                 Seller has no actual knowledge of any legal actions pending or threatened against the Property.

(c)                                  Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

5.2                               Notice of Breach.

(a)                                  To the extent that, before the expiration of the Inspection Period, Purchaser obtains actual knowledge or is deemed to know that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect such actual or deemed knowledge as of the end of the Inspection Period. For purposes hereof, Purchaser shall be deemed to know all information set forth in the written materials delivered to Purchaser in respect of the Property.

(b)                                 If after the expiration of the Inspection Period but prior to the Closing, Purchaser first obtains actual knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Purchaser shall give Seller written notice thereof within five (5) days after obtaining such actual knowledge (but, in any event, prior to the Closing). In such event, Seller shall have the right (but not the obligation) to attempt to cure such misrepresentation or breach and shall, at its option, be entitled to a reasonable adjournments of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller elects to attempt to so cure but is unable to so cure any misrepresentation or breach of warranty, then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall elect either (i) to waive such misrepresentations or breaches of representations and warranties and consummate the transaction contemplated hereby without any reduction of or credit against the Purchase Price, or (ii) if Purchaser first obtained actual knowledge of such material misrepresentation or breach of warranty after the end of the Inspection Period, to terminate this Agreement in its entirety by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Earnest Money shall be returned to Purchaser, and thereafter neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

5.3                               Survival of Representations. It is the intent of Seller and Purchaser that the representations and warranties made by Seller in Section 5.1 above (the “Seller Obligations”) shall survive Closing for a period of one hundred eighty (180) days after the date of Closing. Accordingly, Purchaser and Seller hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought under this Agreement by Purchaser against Seller for breach of any Seller Obligations shall be forever barred unless Purchaser (a) delivers to Seller no later than one hundred eighty (180) days after the date of Closing a written notice of its claim setting forth in reasonable detail the factual basis for such claim and Purchaser’s good faith estimate of its damages arising out of such claim, and (b) files a complaint or petition against Seller alleging such claim in an appropriate state or federal court in Dallas County, Texas, no later than two (2) years after the date of Closing. In no event shall Seller be liable after the date of Closing for its breach of any Seller Obligations if such breach was actually known to Purchaser prior to the completion of Closing. With respect to any matter constituting breach of a Seller Obligation, Purchaser shall first seek any available recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies, service contracts or Leases. Seller’s liability for breach of any Seller Obligations shall be limited as follows: (i) Seller shall have liability for breach of Seller Obligations only if the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000), in which event the full amount of such claims shall be actionable, and (ii) Seller’s aggregate liability to Purchaser for breaches of the Seller Obligations shall not exceed the amount of Two Hundred Fifty Thousand Dollars ($250,000)(the “Cap”), it being agreed that in no event shall Seller’s aggregate liability for such breaches exceed the amount of the Cap.

5.4                               Covenants of Seller. Seller hereby covenants as follows:

(a)                                  Between the Effective Date and the Closing Date, Seller shall maintain, or cause to be maintained, the Property in its present condition, ordinary wear and tear excepted.

(b)                                 Between the Effective Date and the Closing Date, Seller shall maintain, or cause to be maintained, all casualty, liability and hazard insurance currently in force with respect to the Property.

(c)                                  Between the Effective Date and the Closing Date, Seller shall operate, manage and enter into contracts with respect to the Property (or cause such actions to be done) in the same manner done by Seller prior to the date hereof, maintaining present services and sufficient supplies and equipment for the operation and maintenance of the Property in the same manner as prior to the date hereof; provided, however, that Seller shall not enter into any service contract that cannot be terminated within thirty (30) days notice.

(d)                                 A copy of each Lease presented to Seller between the Effective Date and the Closing Date for its approval and execution will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt of each such Lease of either its approval or disapproval thereof. In the event Purchaser informs Seller that Purchaser does not approve any such Lease, which approval shall not be unreasonably withheld, Seller shall have the option to cancel this Agreement by written notice thereof to Purchaser within five (5) business days after Seller’s receipt of written notice of Purchaser’s disapproval of any such Lease, and upon refund and payment of the Earnest Money to Purchaser, neither party shall have any further liability or obligation hereunder. In the event Purchaser fails to notify Seller in writing of its approval or disapproval of any such Lease within the five (5) day time period for such purpose set forth above, such failure shall be deemed the approval by Purchaser of such Lease. At Closing, Purchaser shall reimburse Seller for any tenant inducements or leasing commissions incurred by Seller pursuant to a new Lease approved (or deemed approved) by Purchaser.

(e)                                  Seller is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order

(including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

5.5                               Actual Knowledge of Seller. All references in this Agreement to the “actual knowledge” of Seller shall refer only to the actual knowledge of the Designated Employee (as hereinafter defined) of the Dallas, Texas office of Seller and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate of Seller or to impose upon such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employee” shall refer to Sam Gillespie, an employee of Seller who has responsibility for overseeing the management of the Property, among other assets of Seller.

5.6                               Covenants of Purchaser. Purchaser hereby covenants as follows:

(a)                                  Purchaser is duly formed and validly existing under the laws of the jurisdiction of its formation and is qualified under the laws of such jurisdiction to conduct business therein.

(b)                                 If requested to do so by Seller in writing, at Closing (or upon termination of this Agreement prior to Closing), Purchaser shall deliver to Seller copies of any environmental reports, engineering reports, structural reports or other due diligence materials prepared by third parties obtained by Purchaser with respect to the Property.

(c)                                  Purchaser is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

(d)                                 Seller will remain the “Declarant” (as defined in the Master Declaration) and the “Residential Declarant” (as defined in the Declaration) after Closing; however, unless and until the Third Amendment to Declaration is duly executed and recorded in the Real Property Records of Dallas County, Texas, Purchaser shall assume and be responsible for the obligation of the Residential Declarant, as set forth in Section 7.5 of the Declaration, to pay any operating expense deficits in respect of the Residential Condominium (as defined in the Declaration) during the Residential Declarant Control Period (as defined in the Declaration).

5.7                               Condominium Information Statement. PURCHASER ACKNOWLEDGES RECEIPT OF THE CONDOMINIUM INFORMATION STATEMENT REQUIRED BY THE ACT. SELLER HEREBY RECOMMENDS THAT PURCHASER READ THE CONDOMINIUM INFORMATION STATEMENT BEFORE EXECUTING THIS CONTRACT. Purchaser hereby acknowledges receipt of a copy of the Condominium Documents attached to the Condominium Information Statement. Purchaser agrees to be bound by the provisions of the foregoing documents, as amended from time to time in accordance with the provisions of each document. The budget contained in the Condominium Information Statement has been prepared in accordance with generally accepted accounting principles and is based upon assumptions that, to the best of Seller’s knowledge and belief, are reasonable. Purchaser acknowledges that such budget does not constitute a representation or warranty on the part of Seller thereof. The provisions of this Section 5.7 shall survive the Closing.

5.8                               Conditions Precedent.

(a)                                  It shall be a condition precedent to the obligations of Seller and Purchaser under this Agreement that, within ten (10) days after the Effective Date, Seller and Purchaser shall have agreed upon the parking spaces to be listed on Exhibit A-2 attached hereto and the storage spaces to be listed on Exhibit A-3 attached hereto. In the event that Seller and Purchaser agree upon such parking spaces and storage spaces prior to the end of such ten (10) day period, Seller and Purchaser shall enter into an amendment to this Agreement (the “Supplemental Amendment”) evidencing such agreement. If Seller and Purchaser fail to execute the Supplemental Amendment within ten (10) days after the Effective Date, then either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser.

(b)                                 It shall be a condition precedent to the obligations of Seller and Purchaser under this Agreement that, prior to the expiration of the Inspection Period, Seller and Purchaser shall have agreed on the structure of the Purchase Money Financing and shall have agreed upon the documents evidencing and securing the Purchase Money Financing (the “Purchase Money Financing Documents”). In the event that Seller and Purchaser agree upon the Purchase Money Financing Documents prior to the end of the Inspection Period, Seller and Purchaser shall enter into an amendment to this Agreement (the “Financing Documents Amendment”) evidencing such agreement. If Seller and Purchaser fail to execute the Financing Documents Amendment prior to the expiration of the Inspection Period, then either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser.

(c)                                  It shall be a condition precedent to the obligations of Seller and Purchaser under this Agreement that, prior to the expiration of the Inspection Period, Lender, Hotel Lender and Kimpton shall have given in writing all approvals (the “Required Approvals”) to the transaction that is the subject of this Agreement, to the full extent that such approvals are required pursuant to documents binding upon Seller. Purchaser agrees that it shall, at its own expense, cooperate with Seller in order to supply any information required, and use commercially reasonable efforts to take any actions required of Purchaser, to obtain the Required Approvals. If all Required Approvals have not been obtained prior to the expiration of the Inspection Period, then either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser.

(d)                                 It shall be a condition precedent to the obligations of Seller and Purchaser under this Agreement that, prior to the expiration of the Inspection Period, Lender, Hotel Lender and Seller shall have agreed upon intercreditor agreements (the “Intercreditor Agreements”) satisfactory to each such party. If Lender, Hotel Lender and Seller fail to agree in writing upon the Intercreditor Agreements prior to the expiration of the Inspection Period, then either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser.

(e)                                  It shall be a condition precedent to the obligations of Seller and Purchaser under this Agreement that, prior to the expiration of the Inspection Period, Seller and Purchaser shall agree upon any amendments to the condominium regime or new easements reasonably necessary, in the opinion of Seller, to afford Seller the ability to continue to continue to operate the Hotel Unit in the same manner as currently operated and to develop the Future Development Area Unit. If Seller and Purchaser fail to agree in writing upon such amendments to the condominium regime or new easements, then either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser.

ARTICLE VI

DEFAULT; REMEDIES

6.1                               Default of Purchaser. If Purchaser fails to perform its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, and if such failure continues for twenty (20) days after written notice to Purchaser, Seller shall be entitled, as its sole remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as a penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller’s damages resulting from Purchaser’s default are difficult, if not impossible, to determine and that the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. In the event of Purchaser’s default and notwithstanding anything in this Section 6.1 to the contrary, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property. Notwithstanding the foregoing, in the event of a termination of this Agreement which allows Seller to retain the Earnest Money hereunder, if the total of the Earnest Money and all other deposits made by Purchaser hereunder (collectively, “Deposits”) exceeds fifteen percent (15%) of the Purchase Price, then Seller shall refund to Purchaser that portion of the Deposits, if any, which remains after subtracting from the Deposits the greater of (a) fifteen percent (15%) of the Purchase Price or (b) the amount of actual damages incurred by Seller as a result of the default of Purchaser.

6.2                               Default of Seller. If Seller fails to perform its obligations pursuant to this Agreement for any reason except failure by Purchaser to perform hereunder or the permitted termination hereof by Purchaser or Seller in accordance with the express provisions hereof, and if such failure continues for twenty (20) days after written notice to Seller, Purchaser may terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing, in which event Purchaser shall be entitled to either (a) receive the return of the Earnest Money (together with all interest earned thereon), which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money (together with all interest earned thereon) if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty (30) days following the date upon which Closing was to have occurred. The remedies set forth in this Section 6.2 shall be the sole and exclusive remedies available to Purchaser for Seller’s failure to close the transaction which is the subject of this Agreement in accordance with the provisions of this Agreement.

6.3                               Post-Closing Remedies. Notwithstanding the provisions of Section 6.1 and Section 6.2 above, in the event that after the termination of this Agreement or after Closing, as the case may be, a party (the “Defaulting Party”) breaches an obligation hereunder which is expressly stated herein to survive the termination of this Agreement or Closing, as the case may be, the Defaulting Party shall be liable to the other party (the “Non-Defaulting Party”) for the direct, actual damages incurred by the Non-Defaulting Party as a direct result of such breach. In no event shall the Non-Defaulting Party be entitled to recover from the Defaulting Party any punitive, consequential or speculative damages.

ARTICLE VII

RISK OF LOSS

7.1                                 Minor Damage. In the event of loss or damage to the Property or any portion thereof (the “premises in question”) which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, reduces the cash portion of the Purchase Price in an amount equal to the cost of such repairs, Seller thereby retaining all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs.

7.2                                 Major Damage. In the event of a “major” loss or damage, either Seller or Purchaser may terminate this Agreement by written notice to the other party, in which event the Earnest Money shall be returned to Purchaser. If neither Seller nor Purchaser elects to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of major loss or damage, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the certified opinion of a mutually acceptable architect, equal to or greater than ten percent (10%) of the Purchase Price; and (ii) any loss due to a condemnation which permanently and materially impairs the current use of the Property.

7.3                                 Uniform Vendor and Purchaser Risk Act Not Applicable. It is the express intent of the parties hereto that the provisions of Section 7.1 and Section 7.2 govern the rights of the parties in the event of damage to or condemnation of the Property and that the Uniform Vendor and Purchaser Risk Act (Section 5.007 of the Texas Property Code) not apply to this Agreement.

ARTICLE VIII

DISCLAIMERS AND WAIVERS

8.1                                 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents). Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby (including specifically, without limitation, the Property Documents) are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, if any budget or similar document is delivered by Seller to Purchaser, Seller makes no representation or warranty as to the accuracy thereof, nor shall any such document be construed to impose upon Seller any duty to spend the amounts set forth in such budget or other document.

8.2                                 Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, VERBALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT BE CONSTRUED TO LIMIT ANY REMEDY PROVIDED TO PURCHASER UNDER SECTION 6.3 OF THIS AGREEMENT. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION

OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER. PURCHASER ACKNOWLEDGES THAT NO REPRESENTATIONS HAVE BEEN MADE BY SELLER, KIMPTON, ANY BROKER, OR THEIR RESPECTIVE AGENTS OR EMPLOYEES OR IN ANY MARKETING OR OTHER MATERIALS IN ORDER TO INDUCE PURCHASER TO ENTER INTO THIS AGREEMENT, OTHER THAN AS EXPRESSLY STATED HEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT NONE OF SELLER, KIMPTON, ANY BROKER, OR THEIR RESPECTIVE AGENTS OR EMPLOYEES HAVE (I) MADE ANY REPRESENTATION OR STATEMENT TO PURCHASER OF THE INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, OF THE PROPERTY; (II) RENDERED ANY ADVICE OR EXPRESSED ANY OPINIONS TO PURCHASER REGARDING ANY TAX CONSEQUENCES OF OWNERSHIP OF THE PROPERTY OR (III) MADE ANY STATEMENT OR REPRESENTATION NOT SET FORTH IN THIS AGREEMENT, INCLUDING ANY STATEMENT OR REPRESENTATION AS TO THE LENGTH OR TYPE OF THE SERVICES PROVIDED BY THE HOTEL UNIT TO THE UNITS, THE VIEWS FROM THE UNITS NOT BEING IMPACTED IN THE FUTURE OR THE TYPE, PERMANENCE OR NATURE OF THE SPA SERVICES OF THE HOTEL UNIT OR ANY OTHER HOTEL ADJACENT TO THE UNITS. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS READ AND UNDERSTANDS EACH AND EVERY PART OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 8.2 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING.

8.3                                 Waivers of Deceptive Trade Practices Act. Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices — Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”), is not applicable to this transaction. Accordingly, Purchaser’s rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, shall be governed by legal principles other than the DTPA. In furtherance thereof, Purchaser agrees as follows:

(a)                                  Purchaser represents that it is a business consumer and that it seeks to acquire by purchase or lease the goods or services that are the subject of this Agreement for commercial or business use. Purchaser further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of this Agreement. Purchaser also represents that it is not in a significantly disparate bargaining position in relation to Seller.

(b)                                 Purchaser represents that it has been represented by legal counsel in seeking or acquiring the goods or services that are the subject of this Agreement and that the transaction contemplated by this Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser. Purchaser shall cause its legal counsel to sign this Agreement in the space provided below for the purpose of complying with Section 17.42(a)(3) of the DTPA.

(c)                                  Purchaser agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with this transaction, whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Purchaser does not waive Section 17.555 of the DTPA.

8.4                                 Effect and Survival of Disclaimers. Seller has informed Purchaser that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article VIII. Seller and Purchaser agree that the provisions of this Article VIII shall survive Closing.

ARTICLE IX

MISCELLANEOUS

9.1                                 Broker. Seller and Purchaser represent each to the other that each has had no dealings with any broker, finder or other party concerning Purchaser’s purchase of the Property except Dunhill Partners, Inc. (“Broker”). If (and only if) the transaction that is the subject of this Agreement is consummated, Seller shall pay a commission (the “Sales Commission”) to Broker equal to two percent (2%) of the Purchase Price, payable as follows: (a) Seller shall pay fifty percent (50%) of the Sales Commission to Broker at Closing, and (b) Seller shall pay the remaining fifty percent (50%) of the Sales Commission to Broker no later than two (2) business days after the Purchase Money Financing has been paid in full. Seller and Purchaser each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorney’s fees) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder’s fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party except Broker. The foregoing representations and warranties contained in this section shall survive the Closing. The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to the property being purchased or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser.

9.2                                 ERISA. Purchaser represents that Purchaser is not an employee benefit plan or a governmental plan or a party in interest of either such a plan, and that the funds being used to acquire the Property are not plan assets or subject to state laws regulating investments of and fiduciary obligations with respect to a governmental plan. As used herein, the terms “employee benefit plan”, “party in interest”, “plan assets” and “governmental plan” shall have the respective meanings assigned to such terms in ERISA, and the term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated in connection therewith. Upon the request of Seller, Purchaser shall deliver to Seller at Closing a certificate stating that the foregoing representations are true and correct and containing an agreement by Purchaser to indemnify Seller against any inaccuracy in such representations. The foregoing covenants shall survive Closing.

9.3                                 Assignability. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining (a) Seller’s written approval, which may be given or withheld in Seller’s sole discretion, and (b) the written approval of Lender and Hotel Lender. Subject to the conditions set forth in this Section 9.3, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five (5) business days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Purchaser from any obligations hereunder. For purposes of this Section 9.3, the term “Permitted Assignee” shall mean an (i) a limited liability company or corporation in which William L. Hutchinson owns or controls a majority of the voting ownership interests, (ii) a general partnership in which William L. Hutchinson is a general partner owning a majority of the total partnership interests therein, or (iii) a limited partnership in which the general partner is William L. Hutchinson or an entity owned or controlled by William L. Hutchinson.

9.4                                 Confidentiality. The information supplied to or made available to Purchaser by Seller pursuant to this Agreement shall not be released or disclosed to any other parties unless and until this transaction has closed without the prior written consent of Seller. Seller shall not withhold its consent to disclosure of such information to Purchaser’s attorney or to any prospective lender. In the event that this transaction is not closed for any reason, then (a) Purchaser shall refrain, and shall cause its agents, representatives and accountants to refrain, from disclosing all such information to any other party, (b) Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein, and (c) notwithstanding anything to the contrary contained elsewhere in this Agreement, the covenant set forth in the foregoing clauses (a) and (b) shall survive any termination of this Agreement. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Earnest Money to Purchaser, such Earnest Money shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in clause (b) of the preceding sentence. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 9.4, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach.

9.5                                 Notice. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address:

If to Seller:                                                                                    Behringer Harvard Mockingbird Commons, LLC
Attention: Sam Gillespie
15601 Dallas Parkway, Suite 600
Addison, Texas 75001

With a copy to:                                                             Powell Coleman & Arnold LLP
Attention: Pat Arnold
8080 North Central Expressway, Suite 1380
Dallas, Texas 75001

If to Purchaser:                                                               Les Sallay
3850 Point Grey Road
Vancouver, B.C.
Canada V6R 1B4
Phone (604)739-9155
Fax (604)739-9516
Email: lsallay@telus.net

With a copy to:                                                             Kevin M. Kerr, P.C.
Attorney at Law
1700 Alma Drive, Suite 405
Plano, Texas 75075
Phone: 972-424-7394
Fax: 972-424-7322
Email: kevin@kkerrlaw.com

Any such notices shall be either (a) sent by certified mail, return receipt requested, in which case notice shall be deemed delivered upon deposit, postage prepaid in the U.S. mail, or (b) sent by a nationally recognized overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, or (c) delivered by hand delivery, in which case it shall be deemed delivered upon receipt, or (d) sent by facsimile, in which case it shall be deemed delivered upon verified transmission.. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

9.6                                 Time of Essence. Time is of the essence of this Agreement.

9.7                                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8                                 Captions. The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

9.9                                 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

9.10                           Entire Agreement; Modifications. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations or statements, oral or written, are superseded hereby. No waiver, modification amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment discharge or change is sought.

9.11                           Partial Invalidity. Any provision of this Agreement which is unenforceable or invalid or the inclusion of which would affect the validity, legality or enforcement of this Agreement shall be of no effect, but all the remaining provisions of this Agreement shall remain in full force and effect.

9.12                           Discharge of Obligations. Except as otherwise expressly provided herein, the acceptance of the Deed by Purchaser at Closing shall be deemed to be a full performance and discharge of every representation, warranty and covenant made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions hereof, and such representations, warranties and covenants shall be deemed to merge into the documents delivered at Closing.

9.13                           No Relationship with Kimpton. Seller and Kimpton have entered into a licensing agreement and a hotel management agreement that, while such agreements are in effect, respectively (i) permit Seller to use certain trademarks, trade names, service marks and copyrights associated with the name “Hotel Palomar” (collectively, the “Kimpton Intellectual Property”) in connection with the initial sale and marketing of the Units, and (ii) provide for Kimpton to manage the Hotel Unit. Purchaser acknowledges and agrees that the Property has been marketed to, and is being sold to, Purchaser solely by Seller and not by Kimpton, and that Kimpton shall not have any liability or obligation in connection with the marketing and sale of the Property to Purchaser. Purchaser releases Kimpton from any liability with respect to any representations or defects, and waives any claim whatsoever against Kimpton in relation to the marketing, sale or construction of the Property. Purchaser further acknowledges and agrees that (A) Kimpton is not part of or an agent for Seller or the declarant under the Condominium Documents and has not acted as a broker, finder or agent in connection with the sale of the Property; (B) Kimpton has not acted as the developer, architect, engineer, contractor, sales representative, sponsor or in any similar capacity in connection with the development of the Property or the marketing or sale of the Property to Purchaser and (C) Kimpton (including any representative or agent thereof) has not made any representation or warranty of any nature whatsoever (express or implied) in connection with the sale of the Property to Purchaser. Purchaser further acknowledges and agrees that Purchaser is not a third-party beneficiary of any agreement between Seller and Kimpton and that there are no guarantees that the Hotel Unit will be operated as a Hotel Palomar or that Kimpton will manage the Hotel Unit at the Closing or for any period following the Closing. Purchaser further acknowledges and agrees that Purchaser, by acquiring the Property, will not acquire any right or interest in the Kimpton Intellectual Property, which shall at all times remain the sole and exclusive property of Kimpton. Purchaser further acknowledges and agrees that Purchaser shall not use any Kimpton Intellectual Property, including the name “Hotel Palomar” when leasing or reselling the Property. Purchaser further acknowledges and agrees that if Kimpton no longer manages the Hotel Unit, then all use of the Kimpton Intellectual Property will in all likelihood cease at and be removed from the property comprising the condominium regime of which the Property is a part (including the removal of all signs or other materials bearing any trademarks, trade names, service marks and copyrights associated with the name “Hotel Palomar”) and certain hotel services (such as room service, housekeeping, etc.) may no longer be available to the Units. There is no assurance that the Hotel Unit at all times will be Hotel Palomar or an operating hotel. Seller does not and will not have any liability to Purchaser regarding the cessation of operation of the Hotel Unit as a hotel managed by Kimpton or for the cessation of the operation of the Hotel Unit as a hotel. Kimpton is a third party beneficiary of the applicable portions of Article VIII hereof for (1) asserting the disclaimers, waivers and/or releases contained in such section as a defense in any action in which Kimpton is a party and (2) enforcing the applicable indemnification provision against Purchaser. Purchaser acknowledges and agrees that no optional hotel rental program has been or will be established by Seller under which program the Units may be rented as guest rooms at the Hotel Unit. If such a program is established, Purchaser agrees and acknowledges that a purchase, or offer to purchase, of any of the Units to be included in a rental program is not an investment or a security under any applicable security laws. The provisions of this Section 9.13 shall survive the Closing.

9.14                           Resale Certificate. Purchaser acknowledges that Texas Property Code Section 82.157 requires Purchaser, before executing a contract for the resale of any of the Units, to furnish certain information regarding the Property, including a resale certificate issued by the Residential Association, to the prospective purchaser.

9.15                           Limited Liability. Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, member, partner, principal, parent, subsidiary or other affiliate of Seller, or any officer, director, employee, trustee, shareholder, member, partner or principal of any such parent, subsidiary or other affiliate (collectively, “Sellers’ Affiliates”), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Sellers’ Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner or member in Seller, nor any obligation of any constituent partner or member in any entity owning an interest (directly or indirectly) in Seller to restore a negative capital account or to contribute capital to Seller (or any entity owning an interest, directly or indirectly, in any other constituent partner or member of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other partner or member. Accordingly, neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce, or proceed against or with respect to (a) the negative capital account of any constituent partner or member in Seller, or (b) any obligation of any constituent partner or member in any entity owning an interest (directly or indirectly) in Seller to restore a negative capital account or to contribute capital to Seller (or any entity owning an interest, directly or indirectly, in any other constituent partner or member of Seller. The provisions of this Section 9.15 shall survive the termination of this Agreement and the Closing.

9.16                           No Third Party Rights. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

9.17                           Further Assurances. Both Seller and Purchaser agree that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the transactions contemplated hereby.

9.18                           Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

9.19                           Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Dallas, Texas time.

9.20                           Applicable Law. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TEXAS. PURCHASER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN DALLAS COUNTY, TEXAS. IF EITHER PARTY SHALL EMPLOY AN ATTORNEY TO ENFORCE OR DEFINE THE RIGHTS OF SUCH PARTY HEREUNDER, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE NONPREVAILING PARTY ALL OF ITS REASONABLE EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.

9.21                           Municipal Utility District Notices. Purchaser agrees that if the Property or any portion thereof is located in a municipal utility district, Purchaser will, within five (5) days after request by Seller, execute any and all notices which, in the opinion of counsel for Seller, are required by law to be given to Purchaser with respect to the Property.

9.22                           Exhibits and Schedules. The following schedules or exhibits attached hereto (herein sometimes being referred to as “Exhibit”) shall be deemed to be an integral part of this Agreement:

A                                      Legal Description;
B                                        Property Documents

C                                        Special Warranty Deed
D                                       FIRPTA Affidavit
E                                         Agreement Regarding Disclaimers
F.                                      Third Amendment to Declaration

9.23                           Tender of Offer. Upon execution of this Agreement by Purchaser and delivery of same to Seller, this Agreement shall constitute an offer which has been submitted by Purchaser to Seller for Seller’s approval. By executing this Agreement and submitting same to Seller, Purchaser acknowledges and agrees as follows: (a) this Agreement may be approved or disapproved by Seller in its sole and unfettered discretion, with Seller having the right to disapprove this Agreement for any reason whatsoever, and (b) Seller’s approval of this Agreement shall be evidenced only by Seller’s execution of this Agreement and delivery of a counterpart hereof executed by both Seller and Purchaser to the Title Company. Purchaser acknowledges that Purchaser has not, will not and cannot rely upon any other statement or action of Seller or its representatives as evidence of Seller’s approval of this Agreement.

9.24                           Like Kind Exchange. In the event that Seller elects to sell the Property as part of a like kind exchange pursuant to Section 1031 of the Internal Revenue Code, Purchaser agrees to cooperate with Seller in connection therewith and to execute and deliver all documents which reasonably may be required to effectuate such exchange as a qualified transaction pursuant to Section 1031 of the Code; provided that: (a) the Closing shall not be delayed; (b) Purchaser incurs no additional cost or liability in connection with the like-kind exchange; (c) Seller pays all costs associated with the like-kind exchange; and (d) Purchaser is not obligated to take title to any property other than the Property.

9.25                           Back-Up Contracts. Notwithstanding the execution of this Agreement, Seller shall have the right to enter into one or more “back-up” contracts, pursuant to which Seller agrees to sell the Property or any portion thereof to another party in the event that this Agreement is terminated. Seller shall be under no obligation to disclose any such “back-up” contracts or the terms thereof to Purchaser.

9.26                           Effective Date. The offer by Purchaser herein contained shall automatically be withdrawn and become of no force or effect unless this Agreement is executed by Seller and delivered to the Title Company on or before 5 p.m., Dallas, Texas time, on November 15, 2008. The “Effective Date” of this Agreement shall be the date of delivery to the Title Company of a fully executed counterpart of this Agreement, as evidenced by the Title Company’s notation in the space set forth below.

9.27                           INSULATION. THE INFORMATION RELATING TO INSULATION INSTALLED IN THE PROPERTY, AS REQUIRED BY THE FEDERAL TRADE COMMISSION REGULATIONS, IS AS SET FORTH IN THIS SECTION 9.27:

(a)                                  THE EXTERIOR WALLS OF IMPROVED LIVING AREAS ARE INSULATED WITH FIBERGLASS BATT AND/OR CONTINUOUS INSULATION TO A THICKNESS OF 3.5 INCHES. THE THROUGH WALL R-VALUE EQUALS 11.

(b)                                  THE PARTY WALLS ARE INSULATED WITH ONE LAYER OF 6 INCH FIBERGLASS BATT INSULATION. THE THROUGH WALL R-VALUE EQUALS 19.

(c)                                  THE CORRIDOR WALLS ARE INSULATED WITH ONE LAYER OF 3.5 INCH FIBERGLASS BATT INSULATION. THE THROUGH WALL R-VALUE EQUALS 11.

(d)                                  THE MIDFLOORS ARE NOT INSULATED. THE THROUGH FLOOR R-VALUE EQUALS 4 TO 6 BY USE OF THE 10 INCH CONCRETE SLAB.

(e)                                  THE ROOF ABOVE THE IMPROVED LIVING AREAS OF THE TOP FLOOR ONLY IS INSULATED WITH 1-1/2 INCH RIGID ROOF INSULATION. THE THROUGH CEILING R-VALUE EQUALS A MINIMUM OF 19.

(R VALUE MEANS RESISTANCE TO HEAT FLOW; THE HIGHER THE R VALUE, THE GREATER THE INSULATING POWER.)

THE INSULATION INFORMATION WAS FURNISHED TO SELLER BY THE INSTALLER AND/OR MANUFACTURER OF THE INSULATION AND IF THERE IS A CHANGE OF THE INSULATION INFORMATION, SELLER WILL FURNISH TO PURCHASER A WRITTEN STATEMENT OF SUCH INFORMATION.

9.28                           RCLA Notice. This Agreement is subject to Chapter 27 of the Texas Property Code. The provisions of that chapter may affect your right to recover damages arising from a construction defect. If you have a complaint concerning a construction defect and that defect has not been corrected as may be required by law or by contract, you must provide the notice required by Chapter 27 of the Texas Property Code to the Seller by certified mail, return receipt requested, not later than the 60th day before the date you file suit to recover damages in a court of law or initiate arbitration. The notice must refer to Chapter 27 of the Texas Property Code and must describe the construction defect. If requested by the Seller, you must provide the Seller an opportunity to inspect and cure the defect as provided by Section 27.004 of the Texas Property Code. Copies of any notices given by Purchaser directly to any contractor under Chapter 27 of the Texas Property Code must also be contemporaneously sent to Seller.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

SELLER:

BEHRINGER HARVARD MOCKINGBIRD COMMONS, LLC,
a Delaware limited liability company

By:

Name:

Title:

PURCHASER:

JEL INVESTMENTS, LTD.,
a Canadian corporation

By:

Name:

Title:

Signature Pages

ACKNOWLEDGMENT BY TITLE COMPANY

The Title Company hereby acknowledges receipt of (a) a counterpart of this Agreement executed by Seller and Purchaser on the          day of                                2008 (the “Effective Date”), and (b) Earnest Money from Purchaser in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) on the          day of                                2008.

FEDERAL TITLE, INC.

By:

Name:

Title:

Signature Pages

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

The Property consists of: (a) the Units listed on Exhibit A-1 attached hereto (the “Units”), of the M Central Residences, a Condominium, created pursuant to the Residential Condominium Declaration recorded in Volume 2005182, Page 00204 of the Real Property Records of Dallas County, Texas, and all amendments thereto (the “Residential Declaration”), and located within the Residential Unit of the M Central Master Condominium, created pursuant to the Master Condominium Declaration for the M Central Master Condominium, recorded in Volume 2005182, Page 00111 of the Real Property Records of Dallas County, Texas, and all amendments thereto (the “Master Declaration”), covering a building built on land located in Dallas County, Texas; together with the undivided interests, appurtenant to the Units, in and to the Common Elements in the percentages designated for the Units on Exhibit “C” attached to the Residential Declaration; (b) the exclusive right to use the Parking Spaces listed on Exhibit A-2 attached hereto, as limited common elements appurtenant to the Units; and (c) the exclusive right to use the Storage Spaces listed on Exhibit A-3 attached hereto, as limited common elements appurtenant to the Units.

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Exhibit A-1

Units to be Sold

Unit #
4A #406
5A #506
6A #606
7A #706
8A #806
5B #505
6B #605
7B #705
8B #805
3C #304 Mod
5C #504
6C #604
7C #704
8C #804
2D #203
3D #303
4D #403
5D #503
6D #603
7D #703
8D #803
2E #202 Mod
3E #302
4E #402
5E #502
6E #602
7E #702
8E #802
2F #201
3F #301
4F #401
5F #501
6F #601
7F #701
8F #801
2G #200 Mod
4G #400
6G #600
7G #700
8G #800
2H #206
3H #306
2I #205
3I #305
1A #103
1B #102
1C #103
1D #104
9A #903
9B #902
9C #901
9D #900

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Exhibit A-2

Parking Spaces

1

Exhibit A-3

Storage Spaces

1

EXHIBIT B

PROPERTY DOCUMENTS

Seller shall deliver the following to Purchaser to the extent in Seller’s possession:

1.             Copies of the Condominium Documents.

2.             Copies of the Loan Documents.

3.             Copies of all vendor and service contracts to which Seller is a party that are currently in effect with respect to the Property, including, but not limited to, all agreements for the provision of janitorial, maintenance, trash removal, landscaping and security services, to the extent in Seller’s possession.

4.             Operating statements for the Property for the most recent twelve (12) months (or the period of Seller’s ownership of the Property, if less) in the format customarily prepared for Seller by the current manager of the Property.

5.             An inventory of the Personal Property, if any, to be conveyed to Purchaser at Closing.

6.             Copies of the ad valorem and personal property tax statements covering the Property for the current tax year (if available) and for the previous two (2) years (or the period of Seller’s ownership of the Property, if less).

7.             All Governmental licenses and permits issued to Seller with respect to the Property to the extent in Seller’s possession, including specifically, without limitation, building permits, certificates of occupancy, and special or conditional use permits in Seller’s possession.

8.             Plans and specifications for the Improvements, to the extent in Seller’s possession.

9.             Copies of all guaranties and warranties covering the Property, to the extent in Seller’s possession.

10.           Any environmental, soil, or engineering reports prepared with respect to the Property which are in Seller’s possession.

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EXHIBIT C

SPECIAL WARRANTY DEED

STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§

THAT, Behringer Harvard Mockingbird Commons, LLC, a Delaware limited liability company, the owner of certain Residential Units in that certain condominium created by the master declaration for the M Central Master Condominium, recorded in Volume 2005182, Page 00111 of the Real Property Records of Dallas County, Texas (whether one or more, “Grantor”) (and under which Grantor is the Declarant), and pursuant to that certain Condominium Declaration for the M Central Residences, a Condominium, recorded in Volume 2005182, Page 00204 of the Real Property Records of Dallas County, Texas, for and in consideration of good and valuable consideration paid by                                                                               , a                                                              (whether one or more, “Grantee”), the receipt and sufficiency of which are hereby acknowledged and confessed, and the further consideration of the execution and delivery by Grantee of one certain promissory note (“Note”) of even date herewith in the principal sum of                                          and     /100 Dollars ($                            ) payable to the order of Grantor, as therein provided and bearing interest at the rates therein specified, the payment of which Note is secured by the vendor’s lien herein retained by Grantor (“Vendor’s Lien”) and is additionally secured by a deed of trust of even date herewith to                         , as Trustee, for the benefit of Grantor, subject to the exceptions, liens, encumbrances, terms and provisions hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto Grantee the Subject Property situated in Dallas County, Texas, and being described in Exhibit “A” attached hereto and incorporated herein by reference for all purposes.

TOGETHER WITH, all and singular, the rights, benefits, privileges, easements, tenements, hereditaments, appurtenances and interests thereon or in anywise appertaining thereto (said rights, benefits, privileges, easements, tenements, hereditaments, appurtenances and interests being hereinafter referred to as the “Subject Property”).

This conveyance is made subject and subordinate to the encumbrances and exceptions (“Permitted Exceptions”) described in Exhibit B attached hereto and incorporated herein by reference for all purposes, but only to the extent they affect or relate to the Subject Property and without limitation or expansion of the scope of the special warranty herein contained.

TO HAVE AND TO HOLD the Subject Property, subject to the Permitted Exceptions as aforesaid, unto Grantee and Grantee’s heirs, executors, administrators, personal representatives, successors and assigns forever; and Grantor does hereby bind Grantor and Grantor’s heirs, executors, administrators, personal representatives, successors and assigns to WARRANT and FOREVER DEFEND, all and singular, the Subject Property, subject to the Permitted Exceptions, unto Grantee and Grantee’s heirs, executors, administrators, personal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise.

Grantee, by its acceptance hereof, does hereby assume and agree to pay any and all ad valorem taxes and special assessments pertaining to the Subject Property for the calendar year in which this special warranty deed is executed and delivered and all subsequent years, there having been a proper proration of ad valorem taxes for the current calendar year between Grantor and Grantee.

1

The Vendor’s Lien, together with the superior title to the Subject Property, is retained herein for the benefit of Grantor until the Note is fully paid according to its terms, at which time this Special Warranty Deed shall become absolute.

EXECUTED as of the                day of                               , 20    .

GRANTOR:

,
a

By:

Name:

Title:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was ACKNOWLEDGED before me, on the            day of                       , 20      , by                                       , the                                of                                                                     , a                                     , on behalf of said                                   .

[SEAL]
Notary Public, State of Texas
My Commission Expires:

Printed Name of Notary Public

GRANTEE’S ADDRESS FOR TAX NOTICES:

2

Exhibit A to Special Warranty Deed

Property Description

3

Exhibit B to Special Warranty Deed

Permitted Exceptions

4

EXHIBIT D

FIRPTA AFFIDAVIT

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                                         , a                                          corporation (Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by Behringer Harvard                           , a                                (“Transferor”), the undersigned hereby certifies as follows:

1.                                       Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.                                       Transferor’s U.S. employer identification number is: #                    ;

3.                                       Transferor’s office address is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED to be effective as of the          day of                                200    .

BEHRINGER HARVARD	,
a

By:
Name:
Title:

SWORN TO AND SUBSCRIBED BEFORE ME this          day of                                200    .

Notary Public

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EXHIBIT E

AGREEMENT REGARDING DISCLAIMERS

This Agreement Regarding Disclaimers (this “Agreement”) is made to be effective as of the          day of                                200    , by                                         , a                                          (“Purchaser”), for the benefit of Behringer Harvard                           , a                                (“Seller”).

RECITALS

A.                                   Seller and Purchaser executed that certain Purchase Agreement (herein so called) dated to be effective as of the   day of                                200    , regarding the sale and purchase of certain property more specifically described therein (the “Property”).

B.                                     The Purchase Agreement requires that at Closing (as defined in the Purchase Agreement) Purchaser and its counsel shall execute this Agreement;

NOW THEREFORE, Purchaser does hereby confirm and agree as follows:

1.                                       No Reliance. Purchaser acknowledges and agrees that Purchaser has had ample opportunity to review documents concerning the Property and to conduct physical inspections of the Property, including specifically, without limitation, inspections regarding the environmental condition of the Property, the structural condition of the Property, and the compliance of the Property with the Americans with Disabilities Act of 1990, 42 U.S.C. §12101 et seq. Purchaser hereby represents, warrants and agrees that (a) Purchaser has examined the Property and is familiar with the physical condition thereof and has conducted such investigations of the Property (including without limitation the environmental condition thereof) as Purchaser has deemed necessary to satisfy itself as to the condition of the Property and the existence or nonexistence, or curative action to be taken with respect to, any hazardous or toxic substances on or discharged from the Property, (b) except as expressly set forth in Section 5.1 of the Purchase Agreement, neither Seller nor Broker (as defined in the Purchase Agreement), nor any affiliate, agent, officer, employee or representative of any of the foregoing has made any verbal or written representations, warranties, promises or guarantees whatsoever to Purchaser, express or implied, and in particular, that no such representations, warranties, guarantees or promises have been made with respect to the physical condition, operation, or any other matter or thing affecting or related to the Property or the offering or sale of the Property, and (c) Purchaser has not relied upon any representations, warranties, guarantees or promises or upon any statements made or any information provided concerning the Property provided or made by Seller or Broker, or their respective agents and representatives, and Purchaser has elected to purchase the Property after having made and relied solely on its own independent investigation, inspection, analysis, appraisal and evaluation of the Property and the facts and circumstances related thereto. Without limiting the generality of the foregoing, Purchaser acknowledges and agrees that neither Seller nor Broker has any obligation to disclose to Purchaser, and shall have no liability for its failure to disclose to Purchaser, any information known to it relating to the Property. Purchaser acknowledges and agrees that all materials, data and information delivered to Purchaser by or through Seller or Broker in connection with the transaction contemplated herein have been provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser.

2.                                       Disclaimers. PURCHASER ACKNOWLEDGES AND AGREES THAT THE PROPERTY HAVE BEEN SOLD AND CONVEYED TO PURCHASER AND PURCHASER HAS ACCEPTED THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1 OF THE PURCHASE

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AGREEMENT AND THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED FROM SELLER TO PURCHASER, SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, SELLER AND PURCHASER HEREBY AGREE THAT SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OR REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PROPERTY OR ANY USE TO WHICH PURCHASER MAY PUT THE PROPERTY, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES, VALUE, MAKE, MODEL, COMPOSITION, AUTHENTICITY OR AMOUNT OF THE PROPERTY OR ANY PART THEREOF, (G) EXCEPT FOR THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED, THE NATURE OR EXTENT OF TITLE TO THE PROPERTY, OR ANY EASEMENT, RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONTRACT, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE PROPERTY, (I) ANY ENVIRONMENTAL, GEOLOGICAL, METEOROLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PROPERTY, (I) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OR USE OF THE PROPERTY WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, VIOLATIONS OF ANY APPLICABLE LAWS, CONSTRUCTION DEFECTS, AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS), CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY WORK BE REQUIRED TO PUT THE PROPERTY IN COMPLIANCE WITH ANY APPLICABLE LAWS, OR SHOULD ANY CLEANUP, REMEDIATION

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OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH WORK, CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.

3.                                       DTPA Waiver. Purchaser acknowledges and agrees, on its own behalf and on behalf of its assigns and successors, that the Texas Deceptive Trade Practices — Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code (the “DTPA”), is not applicable to this transaction. Accordingly, Purchaser’s rights and remedies with respect to this transaction, and with respect to all acts or practices of the other, past, present or future, in connection with this transaction, shall be governed by legal principles other than the DTPA. In furtherance of the foregoing, Seller and Purchaser agree as follows:

(a)                                  Purchaser represents that it is a business consumer and that it is acquiring the Property for commercial or business use. Purchaser further represents that it has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the business transaction that is the subject of the Purchase Agreement (including the acquisition of the Property). Purchaser also represents that it is not in a significantly disparate bargaining position in relation to Seller.

(b)                                 Purchaser represents that it has been represented by legal counsel in seeking or acquiring the Property and that the transaction contemplated by the Purchase Agreement does not involve the purchase or lease of a family residence occupied or to be occupied as the residence of Purchaser. Concurrently with the execution of this Agreement, Purchaser shall cause its legal counsel to sign a copy of this Agreement in the space provided below for the purpose of complying with Section 17.42(a)(3) of the DTPA.

(c)                                  Purchaser agrees, on its own behalf and on behalf of its assigns and successors, that all of its rights and remedies under the DTPA are WAIVED AND RELEASED, including specifically, without limitation, all rights and remedies resulting from or arising out of any and all acts or practices of Seller in connection with the business transaction that is the subject of the Purchase Agreement (including the acquisition of the Property) whether such acts or practices occur before or after the execution of this Agreement; provided, however, notwithstanding anything to the contrary herein, in accordance with Section 17.42 of the DTPA, Purchaser does not waive Section 17.555 of the DTPA.

4.                                       Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Agreement shall survive Closing.

[Name of Purchaser]

By:
Name:
Title:

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EXHIBIT F

THIRD AMENDMENT TO DECLARATION

THIS DOCUMENT AMENDS CERTAIN PROVISIONS OF THE DOCUMENT RECORDED ON SEPTEMBER 16, 2005 AS INSTRUMENT NO. 200503511369 IN THE REAL PROPERTY RECORDS OF DALLAS COUNTY, TEXAS, AS SUCH DOCUMENT HAS BEEN PREVIOUSLY AMENDED.

THIRD AMENDMENT TO RESIDENTIAL CONDOMINIUM DECLARATION
FOR
M CENTRAL RESIDENCES, A CONDOMINIUM

THIS THIRD AMENDMENT TO RESIDENTIAL CONDOMINIUM DECLARATION FOR M CENTRAL RESIDENCES, A CONDOMINIUM (this “Amendment”) is made to be effective as of the            day of                                       , 2008 (the “Effective Date”).

RECITALS:

A.                                   Behringer Harvard Mockingbird Commons LP, a Texas limited partnership, as predecessor-in-interest to Behringer Harvard Mockingbird Commons, LLC, a Delaware limited liability company (the “Residential Declarant”), previously created M Central Residences, a Condominium, pursuant to that certain Residential Condominium Declaration for M Central Residences, a Condominium, filed on September 16, 2005, as Instrument No. 200503511369 in the Real Property Records of Dallas County, Texas, as amended by that certain First Amendment to Residential Condominium Declaration for M Central Residences, a Condominium, filed on December 29, 2006, as Instrument No. 200600480562 in the Real Property Records of Dallas County, Texas, and as amended by that certain Second Amendment to Residential Condominium Declaration for M Central Residences, a Condominium, filed on January 24, 2007, as Instrument No. 20070028529 in the Real Property Records of Dallas County, Texas (collectively, the “Residential Declaration”) and covering the Land described therein.

B.                                     [Recite Member approval of Amendment – Section 12.3 of the Residential Declaration requires 67% approval; Section 6.7 of the Residential Bylaws allows action by written ballot.]

C.                                     Credit Union Liquidity Services, LLC constitutes more than 51% of the Mortgagees and has approved this Amendment as evidenced by its consent attached hereto.

NOW THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Residential Declaration is hereby amended as follows:

1.                                       Capitalized Terms. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Residential Declaration.

2.                                       Sales Restriction Period. The Residential Declaration is hereby amended by deleting the definition of “Sales Restriction Period” set forth in Section 1.1 in its entirety, and replacing it with the following:

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“A period commencing on the date that a Residence is conveyed to a Residence Owner by Residential Declarant and ending on the earlier of (i) one year after the date of the conveyance of such Residence to the Residence Owner by Residential Declarant, or (ii) the date on which 95% of the Residences have been conveyed to a Residence Owner by the Residential Declarant.”

3.                                       Working Capital Contribution. The Residential Declaration is hereby amended to add the following language as Section 10.3(c) thereof:,

“Notwithstanding the foregoing, the provisions set forth in Sections 10.3(a) and (b) above shall not apply to any conveyance of Residences to a Successor Residential Declarant or with respect to any transaction in which a Residence Owner purchases or acquires more than twenty five (25) Residences, and no Residential Working Capital Contribution shall be due in connection therewith.”

4.                                       Residential Declarant Control. The Residential Declaration is hereby amended by deleting the definition of “Residential Declarant Control” set forth in Section 1.1 in its entirety, and replacing it with the following:

“The period commencing on the date of this Residential Declaration and continuing until the earlier to occur of: (i) the date which is three years from the date that the first deed from Residential Declarant to a Residence Owner is recorded in the Real Property Records, or (ii) the date on which deeds to not less than 75% of the Residences have been recorded in the Real Property Records.”

5.                                       No Further Changes. Except as expressly modified herein, the Residential Declaration remains unmodified and in full force and effect in accordance with its terms.

[The Remainder of this Page is Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be effective as of the Effective Date.

RESIDENTIAL ASSOCIATION :

M CENTRAL RESIDENCES CONDOMINIUM ASSOCIATION, INC.,
a Texas non-profit corporation

By:
Name:
Title:

THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the            day of                                   , 2008, by                                                                 , the                                                                  of the M CENTRAL RESIDENCES CONDOMINIUM ASSOCIATION, INC., a Texas non-profit corporation, on behalf of said corporation.

Notary Public - State of Texas

My Commission Expires:

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CONSENT BY MORTGAGEE

The undersigned, beneficiary under that certain Amended and Restated Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental, recorded October 4, 2005, as Instrument No. 200503532798, in the Real Property Records of Dallas County, Texas (the “Deed of Trust”), hereby executes this Third Amendment to Residential Condominium Declaration for M Central Residences, a Condominium to evidence its consent thereto.

CREDIT UNION LIQUIDITY SERVICES, LLC,
a Texas limited liability company

By:
Its:

STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on this            day of                                           , 2008, by                                                                     , the                                                                  of CREDIT UNION LIQUIDITY SERVICES, LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public - State of Texas
My Commission Expires:

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